EXHIBIT 5.1

                 [Akin, Gump, Strauss, Hauer & Feld Letterhead]

                                  June 26, 1998

Clear Channel Communications, Inc.
200 Concord Plaza, Suite 600
San Antonio, Texas 78216

Ladies and Gentlemen:

         We have acted as counsel to Clear Channel Communications, Inc., a Texas corporation (the "Company") in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to 1,500,000 shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), which may be issued from time to time in the future in connection with the completion of acquisitions of assets, businesses or securities.

         We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions expressed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

         Based upon such examination and representations, we advise you that, in our opinion:

         When the Registration Statement becomes effective under the Securities Act and the shares of Common Stock are issued in connection with acquisitions as contemplated by the Prospectus which is part of the Registration Statement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of Texas and the State of New York and the foregoing opinion is limited to the laws of the State of Texas, the State of New York, and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Opinions" in the prospectus.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                 Very truly yours,


                                 /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.